Posting Supplement No. 15 dated October 27, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 294245

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
294245	$6,400	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 294245. Member loan 294245 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,985 / month
Current employer:	Fed Ex Ground Corporation	Debt-to-income ratio:	22.29%
Length of employment:	11 years	Location:	Monessen, PA

Home town:	Pittsburgh
Current & past employers:	Fed Ex Ground Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Home Improvement Project

A credit bureau reported the following information about this borrower member on March 14, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	61
Revolving Credit Balance:	$16,980.00	Public Records On File:	0
Revolving Line Utilization:	71.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357595

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357595	$4,200	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357595. Member loan 357595 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	medicab of rochester	Debt-to-income ratio:	10.59%
Length of employment:	50 years	Location:	ROCHESTER, NY

Home town:	ROCHESTER,NY
Current & past employers:	medicab of rochester
Education:

This borrower member posted the following loan description, which has not been verified:

personal loan for paying of a card. Need a lower interest rate lower than 21%

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	18
Revolving Credit Balance:	$5,014.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357929	$3,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357929. Member loan 357929 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,042 / month
Current employer:	Gulley's Supermarket	Debt-to-income ratio:	3.09%
Length of employment:	40 years	Location:	RUSKIN, FL

Home town:	Guayama
Current & past employers:	Gulley's Supermarket
Education:

This borrower member posted the following loan description, which has not been verified:

This money will be used towards my new flooring business. I have a couple of contracts pending. All I need is a little help so that I can start my business the right way. I would like for my customers to keep coming back, and to refer us to other businesses. Basically, I plan to budget every cent, so in the long road this money will double. I know is very hard to start your own business, but I firmly believe, if there's a will, there's a way. I plan on investing my time and effort to make this business work.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,353.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357973	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357973. Member loan 357973 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Regal Pest Management	Debt-to-income ratio:	1.73%
Length of employment:	4 years	Location:	DOBBS FERRY, NY

Home town:	Dobbs Ferry
Current & past employers:	Regal Pest Management, Westex Pest Management
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,153.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358255	$12,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358255. Member loan 358255 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	SDB Systems	Debt-to-income ratio:	11.11%
Length of employment:	40 years	Location:	NEWBURY PARK, CA

Home town:	Grand Rapids
Current & past employers:	SDB Systems, Kowen
Education:	University of Michigan,, University of Berkley, Pepperdine University

This borrower member posted the following loan description, which has not been verified:

I am looking to redo a few items in my house and would like to take a loan out to cover these expenses.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1967	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	13
Revolving Credit Balance:	$21,930.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358274

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358274	$10,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358274. Member loan 358274 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,167 / month
Current employer:	retired	Debt-to-income ratio:	0.43%
Length of employment:	n/a	Location:	Livonia, MI

Home town:
Current & past employers:	retired, General Electric
Education:

This borrower member posted the following loan description, which has not been verified:

I am moving in with my granddaughter and her family. We'd like to remodel the upstairs so that there is adequate room for everyone, and I won't be in the way of the 3 children.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1967	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358311

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358311	$8,400	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358311. Member loan 358311 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,662 / month
Current employer:	Eagle Land Development Company	Debt-to-income ratio:	7.29%
Length of employment:	6 years	Location:	CHERRY VALLEY, IL

Home town:	Rockford
Current & past employers:	Eagle Land Development Company
Education:	University of Illinois at Chicago, Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

Looking to complete a few home improvements including a deck and basement room finish. Planning to sell home within next 24 months. Three years at current job. Now President of Development Company.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,178.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358326	$11,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358326. Member loan 358326 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,813 / month
Current employer:	n/a	Debt-to-income ratio:	15.21%
Length of employment:	8 years 9 months	Location:	Crestview Hills, KY

Home town:	Martins Ferry
Current & past employers:	Kentucky Speedway
Education:	Ohio State University, Kent State University

This borrower member posted the following loan description, which has not been verified:

I will use the loan money to pay down some of the high interest debt that I currently have. I made some credit mistakes in the past, but have not missed or been late on payments for at least the past seven years. This loan will put me on a quicker path to living a debt free life. I have a steady job (8+ years with the same company) and I pay all of my bills on time. More often than not, I pay above the monthly minimum. I would also like to reinvest a portion of the money in Lending Club. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,197.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358329

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358329	$7,500	11.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358329. Member loan 358329 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,723 / month
Current employer:	Not employed outside home	Debt-to-income ratio:	16.86%
Length of employment:	n/a	Location:	Tacoma, WA

Home town:	Tacoma
Current & past employers:	Not employed outside home
Education:	University of Minnesota-Twin Cities, University of Wisconsin-Milwaukee

This borrower member posted the following loan description, which has not been verified:

I have a high rate credit card due to a mishap with the due date. They raised the rate to 26%!!! I have a great repayment record, the only problem was the due date fell badly. I also owe money to my dentist him off. I will close the account of the American Express Blue card if I receive the loan and will use only a debit card for my purchases.

A credit bureau reported the following information about this borrower member on September 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,244.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358421

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358421	$25,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358421. Member loan 358421 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Wellstar Health System	Debt-to-income ratio:	10.73%
Length of employment:	1 year 4 months	Location:	Atlanta, GA

Home town:	Seoul
Current & past employers:	Wellstar Health System, Henry Ford Health System
Education:	University of Buenos Aires

This borrower member posted the following loan description, which has not been verified:

I have just joined a private practice for OB/GYN and although I am making sufficient money to be able to payback my loan without problems in the next couple of years, at present I am in need for a sum of 25000 to cover a family debt which I do not have.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,256.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358456

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358456	$8,800	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358456. Member loan 358456 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,475 / month
Current employer:	cellular communication consultants	Debt-to-income ratio:	13.05%
Length of employment:	6 years 9 months	Location:	DELRAY BEACH, FL

Home town:	boynton beach
Current & past employers:	cellular communication consultants
Education:

This borrower member posted the following loan description, which has not been verified:

Currently I owe about $3700 in credit card debt. I also owe about $6700 to my boss of six and a half years. I really need to pay all of it of right away, so I am in desperate need of a personal loan that will help me do that. My interest rates are very high on the credit cards so I feel this will allow me to pay those debts quicker and with less interest. More importantly I need the rest to pay of my boss who has lent me money over the years and now I really need to pay it back quickly.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,643.00	Public Records On File:	0
Revolving Line Utilization:	47.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358473

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358473	$10,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358473. Member loan 358473 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	The Home Depot	Debt-to-income ratio:	1.08%
Length of employment:	2 years 4 months	Location:	Huntington, NY

Home town:	Bay Shore
Current & past employers:	The Home Depot
Education:	Wilson Technical Community College

This borrower member posted the following loan description, which has not been verified:

My Fiance and I are starting a new business. His dream is to own a mechanic shop, He had a mechanic shop 6 years ago but the lease was up and they sold the building. He worked in the limousine industry since then but do to recession times are hard. A friend recommend a shop that is for rent, we saw an opportunity and had to take it. The shop already has 2 lifts and tire balance machine, so that's a head start for us, and it's in the same neighborhood where his old shop was so he has the clientele. We need the loan to help us with the fees of licensing ($2,500) and to help us get by on the first months rent ($3,500). The office, waiting room and the bathroom needs to be renovated ($2,500), and the rest is going to go to supplies and advertising of our new shop ($1,500). That gives the total of $10,000. My fiance is a hard worker and has put everything in to this, we need financial help we can get. I know if we are granted this amount of money we will succeed.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,610.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358545

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358545	$25,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358545. Member loan 358545 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Shea Homes	Debt-to-income ratio:	9.04%
Length of employment:	15 years 6 months	Location:	irvine, CA

Home town:	pasadena
Current & past employers:	Shea Homes
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I need to consolidate 3 cards over $20,000

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$9,925.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358548	$7,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358548. Member loan 358548 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Simply Fish, Inc	Debt-to-income ratio:	17.72%
Length of employment:	4 years 2 months	Location:	Beaverton, OR

Home town:	West Union
Current & past employers:	Simply Fish, Inc
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Hello to all, I purchased a house earlier this year and would like to make a few changes and improvements. I'd rather not go to a bank for the money as I believe in P2P lending. I have a Prosper account with and active debt consolidation loan that is over half paid off. I also lend a small amount, but that system has gone into a Quiet Period just as I had hoped to take out this loan. The good and the bad is that It's caused me to look a alternatives and here I am. This loan has two purposes, but the primary function will be home improvement. I just purchased a house and I would like to make a few improvements. I really don?t want to deal with a bank for this money and having invested a few hundred dollars into Prosper, this is the place and you are the people that I would like to have benefit. My secondary purpose for this loan is to pay off a balance owed to a dentist. Loan Detail: Home Improvement: $6,000 Dentist: $1,500 Total $6,500 I am currently paying $240-$300 a month to the dentist. Re-directing those payments alone should cover the payments on this loan. I would think the payment will end up well under $300 Thank you again for your interest!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	15
Revolving Credit Balance:	$6,349.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358557

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358557	$18,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358557. Member loan 358557 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Data Systems International	Debt-to-income ratio:	19.22%
Length of employment:	11 years 6 months	Location:	Overland Park, KS

Home town:	Kansas City
Current & past employers:	Data Systems International
Education:	Brown Mackie College-Kansas City

This borrower member posted the following loan description, which has not been verified:

After the turmoil in the economy and seeing the banks get rich off interest, I have decided to give my interest back to the community.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	47
Revolving Credit Balance:	$22,897.00	Public Records On File:	1
Revolving Line Utilization:	64.50%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358564	$15,975	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358564. Member loan 358564 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	State of Connecticut	Debt-to-income ratio:	10.62%
Length of employment:	10 years 2 months	Location:	New Haven, CT

Home town:	Waterbury
Current & past employers:	State of Connecticut, UCONN HEALTH CENTER
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to buy into my civilian pension the time I was away on Active Duty in the U.S. Army. This must be done by mid November 2008 or I will not be credited for my time away with the military. This loan will be sent to the Office of the State Comptroller and enable me to be credited for the entire time I was away on military orders. My financial situation: I am a good candidate for this loan because I have good credit and always pay my bills. I am a commissioned officer (now in the CT National Guard) and as such my word is my bond.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	55
Revolving Credit Balance:	$35,114.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358566	$6,950	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358566. Member loan 358566 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,567 / month
Current employer:	Superior Energy Services	Debt-to-income ratio:	11.16%
Length of employment:	25 years	Location:	Welsh, LA

Home town:	Jennings
Current & past employers:	Superior Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

I am using this loan to consolidate all of the balances from multiple credit cards for debt that was built up during the last two encounters with the Gulf Coast Hurricanes. I would much rather pay one amount each month than deal with the CC companies and multiple payments, varying interest rates and miscellaneous fees. Thank you so much for your help!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	14
Revolving Credit Balance:	$31,081.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358615

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358615	$20,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358615. Member loan 358615 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	DOPS MAnagement	Debt-to-income ratio:	15.75%
Length of employment:	23 years	Location:	Taunton, MA

Home town:	Brockton
Current & past employers:	DOPS MAnagement
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

I have completed the build out on an 11,000 sq ft state of the art indoor baseball/softball training academy. We have been open since mid June and are now heading into our busiest season. We are located in New England, so as the weather gets colder, the demand for usage of the facility increases dramatically. I have invested a substantial amount of capital to get the facility up and running, but now am in need of some working capital going into this busy time.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$106,366.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358643

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358643	$3,200	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358643. Member loan 358643 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	PNC Bank	Debt-to-income ratio:	7.25%
Length of employment:	2 years	Location:	Bethlehem, PA

Home town:	Navy Brat
Current & past employers:	PNC Bank, Hartford Financial Services Group
Education:	Northampton County Area Community College, Pennsylvania State University-Penn State Lehigh Valley

This borrower member posted the following loan description, which has not been verified:

Debt consolidation

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	76
Revolving Credit Balance:	$2,472.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358660

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358660	$16,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358660. Member loan 358660 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	FNC Recovery Inc.	Debt-to-income ratio:	24.11%
Length of employment:	2 years 3 months	Location:	Mesa, AZ

Home town:	Patchogue
Current & past employers:	FNC Recovery Inc.
Education:	Suffolk County Community College, Holy Cross College

This borrower member posted the following loan description, which has not been verified:

I am a looking for a $5000 to $25000 loan to purchase inventory for a small business. I would prefer a 6 month or 1 year term but am open to all terms and rates. Within 6 months of an inventory purchase our typical revenue on that inventory is 130% of the purchase cost.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	12
Revolving Credit Balance:	$101,394.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358683	$8,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358683. Member loan 358683 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,182 / month
Current employer:	n/a	Debt-to-income ratio:	16.12%
Length of employment:	1 year 1 month	Location:	normal, IL

Home town:
Current & past employers:
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

I got some debts spread across credit cards, and it would be nice to only have one account to pay, and for less APR, which this totally would be.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,982.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358702

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358702	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358702. Member loan 358702 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,333 / month
Current employer:	KPMG	Debt-to-income ratio:	5.95%
Length of employment:	2 years	Location:	Washington, DC

Home town:	Silver Spring
Current & past employers:	KPMG
Education:	Drexel University Marymount University

This borrower member posted the following loan description, which has not been verified:

My boyfriend and I own 3 properties amongst us, 1 we live in the other is rented and the 3rd we want to put on the market to sell after we do some additional improvements. Luckily we live in Washington DC so the housing market values have not been effected here as much as other parts of the country but we want to minimize the properties that we own. Banks are not giving out personal loans and we would prefer to not have to take equity out on the properties we are keeping. I have excellent credit and work full time and make over $90K per year. We will pay off this loan as soon as the house is sold. Luckily he put 25% down when we bought it so we will probably make at least $175K in cash once it is sold.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,752.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358734

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358734	$11,400	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358734. Member loan 358734 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Self Employed - Ichor Interactive	Debt-to-income ratio:	8.98%
Length of employment:	3 years 7 months	Location:	New Carlisle, OH

Home town:	Kidderminster
Current & past employers:	Self Employed - Ichor Interactive
Education:	University of Plymouth

This borrower member posted the following loan description, which has not been verified:

Hi, well winter is drawing in up here in Ohio and my family and I live in a 100 year old farm house with an Oil furnace. Last years heating bill was bad enough, but this year we're looking at a 33% increase, so in an attempt to 'stick it to the man' we want to purchase and install a wood burning stove, they're highly efficient now and produce very little polution from a renewable resource so we feel we're doing fairly good for the environment too. The rest of the money is to pay off a higher interest credit card and for my application for Citizenship here in the USA. I'm from England, met my now wonderful wife and got married (obviously ;-) ), we now have a great 3 year old boy, but I'm feeling the odd one out in the family being the only alien here *grins*. Anyway, thank you in advance for any help you can give us, I've never missed a payment or bailed on a loan, I take my responsibilities very seriously, I just need a little help to keep my family warm this winter. Best wishes James + family

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,201.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358748	$8,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358748. Member loan 358748 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Orlando Regional Health	Debt-to-income ratio:	11.46%
Length of employment:	9 years 11 months	Location:	apopka, FL

Home town:	Lexington
Current & past employers:	Orlando Regional Health, SunTrust Bank
Education:	University of Kentucky

This borrower member posted the following loan description, which has not been verified:

The rate on my Bank of America credit card is 11.24%. Not too bad, I guess, but it just shot up from a promotional rate of 2.99%, so the payment is $75 more a month. I've been working very hard to get my credit cards paid off and have made significant progress. But having the balance on this account get slammed with over $100 in interest fees alone every month significantly impacts my goal. I'd much rather pay a fixed rate for three years and be done with it. Thank you for your help.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,891.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358778	$8,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358778. Member loan 358778 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Midwest Television	Debt-to-income ratio:	9.09%
Length of employment:	1 year 4 months	Location:	San Diego, CA

Home town:
Current & past employers:	Midwest Television, Waterman Broadcasting
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my high interest debt into one low rate loan

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	27
Revolving Credit Balance:	$15,217.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358810

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358810	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358810. Member loan 358810 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Fans & Lighting Minnesota LLC	Debt-to-income ratio:	11.41%
Length of employment:	1 year	Location:	Shakopee, MN

Home town:	Minneapolis
Current & past employers:	Fans & Lighting Minnesota LLC, FanMan Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Our Company & It's Products: We are a locally owned family-run retailer, doing business in the Minneapolis/St. Paul area. We specialize in high quality ceiling fans and lighting fixtures. We have a business philosophy of providing the highest degree of value in the products we offer, and an expertise that goes back well over 20 years. Our sales extend to all 50 states thanks to our website www.fanmanlighting.com. We are seeking financing to expand our product offerings in the lighting area, and also to add a brand new category of sales with table and floor lamps. We have a large retail show floor (over 7000 sq. ft.), so it would be easy to incorporate a strong lamp mix into our product offerings. Our current annual revenues exceed $500,000, and we feel expanding our product offerings would be extremely beneficial. My area of expertise is Sales & Marketing, and my partner has a Bachelor of Science Degree in Business Administration from the University of Minnesota, and is in charge of our purchasing. We are in the final month of paying off a $30,000 1-year note, and our only other debt is a SBA loan currently at $146,000.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,193.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358817

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358817	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358817. Member loan 358817 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	kirby inland marine	Debt-to-income ratio:	18.18%
Length of employment:	26 years	Location:	CHANDLER, TX

Home town:	houston
Current & past employers:	kirby inland marine
Education:	tmau

This borrower member posted the following loan description, which has not been verified:

car loan for 1985 cj7

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,466.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358822

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358822	$5,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358822. Member loan 358822 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	USPS	Debt-to-income ratio:	22.49%
Length of employment:	10 years 1 month	Location:	Orange Park, FL

Home town:	Norfolk
Current & past employers:	USPS, United States Navy
Education:	University Of Florida

This borrower member posted the following loan description, which has not been verified:

We incurred this debt when we had to put my son in the hospital. We do carry help insurance just not all was covered through the help insurance. Im just looking for a better interest rate then these credit card companies. Me and my wife both hold down long term jobs 10+ each. Mine annual income is 47k while my wife 69k a year. Our monthly bills and spending are as followed:(all Joint) Mortage:1001 Cable/Internet:150 Cell Phone:175 Food:200 Car payment: i pay 400 but all need to pay 301 Elec: 150

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	41
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	54
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358826	$7,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358826. Member loan 358826 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Army National Guard	Debt-to-income ratio:	12.09%
Length of employment:	2 years 1 month	Location:	Portland, OR

Home town:	Ames
Current & past employers:	Army National Guard, Automatic Data Processing Inc., Medical Staffing Network
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I'm a medic in the Oregon National Guard preparing to deploy to Iraq in a few months. Right now I'm focusing on getting my finances in order. This loan would be for $7,000 to consolidate credit card debt that was acquired before I graduated from Iowa State University.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	36
Revolving Credit Balance:	$14,320.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358882	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358882. Member loan 358882 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Self Employed	Debt-to-income ratio:	9.15%
Length of employment:	2 years 3 months	Location:	Brooklyn, NY

Home town:
Current & past employers:	Self Employed, AMERICAN AIRLINES
Education:

This borrower member posted the following loan description, which has not been verified:

I want to pay off my debt that i owe to 2 credit card companies: Amex and Citi Cards. I am hoping and looking forward to getting this amount at lower rate here and pay the creditors off at one shot. I am a software developer. I have been self employed since 2006. I have been building different type of applications and lately I am into mobile applications since it has more promising future. I have very steady income and I have never been late on my payments, so I am a good candidate for this loan.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,436.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358905

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358905	$15,500	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358905. Member loan 358905 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Patriot National Bank	Debt-to-income ratio:	9.06%
Length of employment:	3 years 3 months	Location:	Ansonia, CT

Home town:	Stamford
Current & past employers:	Patriot National Bank, Hudson United Bankcorp
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to roll 3 credit cards into 1 payment, 1 rate.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,297.00	Public Records On File:	1
Revolving Line Utilization:	77.60%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358926

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358926	$6,600	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358926. Member loan 358926 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.87%
Length of employment:	n/a	Location:	Ranson, WV

Home town:	Germantown
Current & past employers:	Federal Home Loan Mortgage Corporation (Freddie Mac)
Education:

This borrower member posted the following loan description, which has not been verified:

Fulfilling this loan request will allow me to jump off of the credit card swing, feet first! Not only will my credit card be paid off but will give me an opportunity to take down the swing set, once and for all. My credit card is current (never been late, always pay much more than the minimum) but always seems to go up, and come back down. I pride myself in that it's not going up because I'm out shopping for the next designer handbag, but have had set backs for necessities - - things like the extra push in the back due to unexpected dental work and car maintenance. The credit card balance always seems to "come back down" thanks to my strong work ethic and creative ways to make more money by selling on eBay. This is just an opportunity to pay a better interest rate, while preparing for my jump off of the swing and have a safe, credit card-free landing!

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,595.00	Public Records On File:	1
Revolving Line Utilization:	14.90%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358955

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358955	$14,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358955. Member loan 358955 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NH GOP	Debt-to-income ratio:	21.80%
Length of employment:	1 year 2 months	Location:	SUNCOOK, NH

Home town:	Dublin
Current & past employers:	NH GOP
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

The loan is being requested to pay off my credit card debt in 3 years and get out from the 26% APR I am currently paying which makes this debt almost impossible to pay off in a fashion that will allow me to begin to start saving.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,772.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358967

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358967	$10,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358967. Member loan 358967 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	retired	Debt-to-income ratio:	22.43%
Length of employment:	n/a	Location:	lubbock, TX

Home town:	Beeville
Current & past employers:	retired, U. S. Postal Service
Education:	South Plains College

This borrower member posted the following loan description, which has not been verified:

to pay off a high intrest loan

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	53	Months Since Last Delinquency:	9
Revolving Credit Balance:	$12,792.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358976

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358976	$7,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358976. Member loan 358976 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Tegron	Debt-to-income ratio:	7.88%
Length of employment:	2 years 10 months	Location:	Bedford, TX

Home town:	Waterloo
Current & past employers:	Tegron, Romeo Engineering
Education:	Hawkeye Community College

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay-off credit cards with high rates. I am a Project Manager/Engineer with a salary over $100k and will have no problem repaying this loan.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	31
Revolving Credit Balance:	$6,410.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359078

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359078	$24,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359078. Member loan 359078 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	MCKINSEY and COMPANY	Debt-to-income ratio:	5.37%
Length of employment:	10 years	Location:	MIAMI, FL

Home town:	miami
Current & past employers:	MCKINSEY and COMPANY
Education:	NORTHWESTER UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

Hello I'd like to get a credit line of $20,000 to pay my credit cards and close them. Regards, Nelson

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	47
Revolving Credit Balance:	$38,585.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359119	$3,500	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359119. Member loan 359119 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Dr. Hector M. Bush	Debt-to-income ratio:	7.57%
Length of employment:	5 years	Location:	Madison, GA

Home town:	New York City
Current & past employers:	Dr. Hector M. Bush
Education:	NYC Community College

This borrower member posted the following loan description, which has not been verified:

To clean up damage by previous tennant in my rental property in Carrollton TX. Replace carpeting in 3 bedrooms, paint 2 guest bedrooms, main hallway and living room. Landscaping has been neglected and requires extensive clean up. Pool grouting needs to be repaired and several pool tiles have to be reinstalled.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,369.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359149

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359149	$11,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359149. Member loan 359149 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Genesis Rehab Services	Debt-to-income ratio:	22.66%
Length of employment:	2 years	Location:	BALTIMORE, MD

Home town:	Distric of Columbia
Current & past employers:	Genesis Rehab Services, Richmond American Homes
Education:	Villa Julie College, University of Baltimore

This borrower member posted the following loan description, which has not been verified:

I am looking for a personal loan to pay off the balance of an existing Bank of America credit card used while in college. I am on time for every payment, yet the finance charges are eating up any payment I make. I am not able to make any movement on the loan at all and need help.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,903.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359158	$18,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359158. Member loan 359158 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	D' Arcangelo and Company	Debt-to-income ratio:	13.19%
Length of employment:	6 years	Location:	Brewerton, NY

Home town:	Rome
Current & past employers:	D' Arcangelo and Company, Tonys
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I will be paying down a high interest credit card. I will use the remaining of the money towards home improvement on one of my rental properties.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	25
Revolving Credit Balance:	$10,618.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359168	$24,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359168. Member loan 359168 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Jolley Urga Wirth Woodbury & Standish	Debt-to-income ratio:	17.68%
Length of employment:	3 years 4 months	Location:	Las Vegas, NV

Home town:	Tucson
Current & past employers:	Jolley Urga Wirth Woodbury & Standish, Bank of America Corp.
Education:	William Boyd School of Law, University Nevada Las Vegas- Undergrad/MBA

This borrower member posted the following loan description, which has not been verified:

I am getting married next month an my and my fiance are paying for the wedding ourselves. We are both just starting out in our careers and dealing with student loan payments. I took out several credit cards to pay the pre-wedding expenses at very high interest rates. I am interested in conslidating my higher interest credit cards and covering the last 5,000 of our wedding. I am really excited about a 36 month term because the end is in sight for payment of our wedding!

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,565.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359176

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359176	$3,250	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359176. Member loan 359176 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	1 and 1 Internet Inc.	Debt-to-income ratio:	22.32%
Length of employment:	3 years	Location:	PHOENIXVILLE, PA

Home town:	Binghamton
Current & past employers:	1 and 1 Internet Inc.
Education:	Mansfield University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I need this loan to consolidate all my old debt away. I want to begin anew, knowing what I do now, rather than the naive person I was back then. Even if I cannot be loaned the maximum amount, any amount you are willing to loan will be appreciated. I just want to get out from under this debt, pay off the loan, and move on positively in my life. Please help me as much as you can, I always pay my bills on time so I will not let you down. Thank you very much for your time and consideration. God Bless. Very sincerely, Christopher Flagg

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,430.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 359183

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359183	$15,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359183. Member loan 359183 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,040 / month
Current employer:	Stanford University	Debt-to-income ratio:	16.01%
Length of employment:	5 years	Location:	MILPITAS, CA

Home town:	Altus
Current & past employers:	Stanford University, Notel Networks
Education:	San Jose City College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate a couple of credit cards that I currently have into one easy monthly payment. I no longer use the credit cards for any expenses. However, I am finding it difficult to pay the cards down with such high interest rates.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,692.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359200

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359200	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359200. Member loan 359200 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Raymond James & Associates	Debt-to-income ratio:	17.54%
Length of employment:	17 years 5 months	Location:	Saint Petersburg, FL

Home town:
Current & past employers:	Raymond James & Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for a short term loan of $8000 to pay off a higher interest rate loan. I will pay this lending club loan off in full before the end March 2009. Likely sooner.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255,001.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 359243

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359243	$6,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359243. Member loan 359243 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,600 / month
Current employer:	AMERICAN SHEET METAL	Debt-to-income ratio:	2.14%
Length of employment:	32 years	Location:	SANTEE, CA

Home town:	Port Jefferson
Current & past employers:	AMERICAN SHEET METAL
Education:	local154 trade school

This borrower member posted the following loan description, which has not been verified:

home improvement,cabinets ,floors

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,541.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359392

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359392	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359392. Member loan 359392 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Express Consolidation	Debt-to-income ratio:	4.89%
Length of employment:	5 years 10 months	Location:	Delray Beach, FL

Home town:	Mentor
Current & past employers:	Express Consolidation, Cap Gemini America
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

I have $40,000 to purchase a $60,000 business. It is an online baby store with excellent Google and Search Engine page rankings. More information is available upon request.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	65
Revolving Credit Balance:	$26,761.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 359401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359401	$6,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359401. Member loan 359401 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	DMS Marketing	Debt-to-income ratio:	17.53%
Length of employment:	2 years 6 months	Location:	San Diego, CA

Home town:	San Francisco
Current & past employers:	DMS Marketing, Homestore
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to buy a decent used car and I would prefer to go through the Lending Club as opposed to my bank.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,966.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359409

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359409	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359409. Member loan 359409 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,708 / month
Current employer:	Victoria's Secret	Debt-to-income ratio:	24.89%
Length of employment:	4 years 2 months	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	Victoria's Secret
Education:	U of MN- Duluth

This borrower member posted the following loan description, which has not been verified:

I just moved. I need to buy furniture and pay off money borrowed for initial deposit on my town home. I would also like to pay off two credit cards.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,139.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359428	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359428. Member loan 359428 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	6.48%
Length of employment:	n/a	Location:	Dana Point, CA

Home town:	Wall
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be for a 2006 PT Cruiser with only 300 miles on it. There is still a full warranty till Dec. 2009 in effect.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,998.00	Public Records On File:	0
Revolving Line Utilization:	18.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359430

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359430	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359430. Member loan 359430 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Hammond Associates	Debt-to-income ratio:	10.77%
Length of employment:	1 year 4 months	Location:	St. Louis, MO

Home town:	Saint Louis
Current & past employers:	Hammond Associates, Verizon Communications
Education:	Vatterott College - Saint Ann Campus, st louis community college, university of missouri st louis, southwest missouri state university

This borrower member posted the following loan description, which has not been verified:

This money will be used to lay a new driveway at my house. I am a homeowner wishing to lay a new driveway. I always pay my bills on time and have been long employed in a healthy IT industry. I am also a lender on a competing P2P website who is currently in a quiet period. I wanted to get familiar with the LendingClub process and participate in the P2P process.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	67
Revolving Credit Balance:	$244.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 359432

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359432	$10,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359432. Member loan 359432 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Southern California Edison	Debt-to-income ratio:	11.12%
Length of employment:	6 years	Location:	LOS ANGELES, CA

Home town:	Santa Cruz
Current & past employers:	Southern California Edison, Presentation Services
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

Paying Off Credit Cards, Bank & Auto Loan

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,639.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359449

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359449	$2,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359449. Member loan 359449 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Concurrent Technologies Corporation	Debt-to-income ratio:	12.36%
Length of employment:	2 years 4 months	Location:	Albany, GA

Home town:	Lincoln
Current & past employers:	Concurrent Technologies Corporation, Albany State University, Phoebe Putney Memorial Hospital
Education:	Macon State College

This borrower member posted the following loan description, which has not been verified:

Vacation

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	31	Months Since Last Delinquency:	12
Revolving Credit Balance:	$257.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359462	$6,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359462. Member loan 359462 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,958 / month
Current employer:	Electronic Arts	Debt-to-income ratio:	16.24%
Length of employment:	3 years 3 months	Location:	orlando, FL

Home town:	Darien
Current & past employers:	Electronic Arts
Education:	Full Sail Real World Education

This borrower member posted the following loan description, which has not been verified:

My situation goes like this. I rent a room in a condo right now and the landlord is selling the place since she moved to Wisconson. This is a great opportunity for me to purchase my first property at a great price and do my part in rebuilding the horrid real estate market in FL (and the rest of the US). What I need this loan for is to cover my down payment and closing costs. I have no family or friends that have the spare money so I'm looking for this loan. This opportunity is coming at a relatively bad time for me financially because i just took a 2 week trip to europe and left a good bit of my money over there. But it was a GREAT trip! I am a solid borrower and will not miss a payment. I have steady income and save money but I want to jump on this property a.s.a.p. You will also be helping my landlord who is trying to get rid of this property... so that means you'll be helping 2 people for the price of one! What more could a philanthropist like yourself ask for? Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,995.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359468

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359468	$14,400	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359468. Member loan 359468 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Corcoran State Prison	Debt-to-income ratio:	13.01%
Length of employment:	15 years	Location:	fresno, CA

Home town:	Chihuahua
Current & past employers:	Corcoran State Prison, Calif Dept of Corrections
Education:	Fresno City College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off (4) creditors. 3 are credit cards, 1 is a personnal loan. The credit cards payed off, will be closed if funding is approved.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,827.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359487

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359487	$8,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359487. Member loan 359487 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	dial seven limo service	Debt-to-income ratio:	0.64%
Length of employment:	8 years 6 months	Location:	jackson heights, NY

Home town:
Current & past employers:	dial seven limo service
Education:

This borrower member posted the following loan description, which has not been verified:

hi, i am moving to my new apt. that i have just leased. i have to completely furnish that apt. i was thinking to get bank loan or store credit but my girl friend finds this site. she advice me to use this site because interest rate is way better than store cards or bank credit cards. and that was a "GIRL FRIEND'S" advice.(most likely an order). she is moving in with me and we are thinking about getting married some time next year. so please help me out. thanks for stopping by my listing

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$974.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359495	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359495. Member loan 359495 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,833 / month
Current employer:	Piczo Inc.	Debt-to-income ratio:	13.79%
Length of employment:	2 years 2 months	Location:	Santa Clara, CA

Home town:	Santa Clara
Current & past employers:	Piczo Inc.
Education:	University of California, Riverside

This borrower member posted the following loan description, which has not been verified:

I need a business loan to finish the last steps before I can launch my company. I am creating covers for the Amazon Kindle. The Kindle is an electronic device for reading books and a lot more. Owners often complain about the cover that comes with the Kindle because it does not hold it securely in place. My covers hold the Kindle in place with a custom plastic case inside a hard cover. Beautiful artwork is printed on the fronts of the cover. My covers simulate a hardcover book. I've paused the preorder site but you can still view a sample: http://www.bookguards.com I ran the preorder site for less than a week and received 37 preorders @ $40 each. 21 people also e-mailed me inquiring more about them so I think they can be sold once the final product is out. This alone makes me believe very strongly in the success of my business. I have done as much as I can prior to needing this loan. The loan will help me complete the critical final steps. I'm very excited about this and spent a lot of time thinking through every step. Here's what I have done so far: I have had a plastic design company develop a final plastic injection mold to reproduce the plastic cases. I thought this was the hardest step and I've got it done already. I also have a printing company on board with me waiting for the parts to start creating the final covers. These parts include the hardcovers, plastic cases, and the artwork. I am in agreement with several artists and companies to reproduce their artwork on the covers. More specifically how the loan will be spent: I will get the plastic injection mold to a plastic manufacturer immediately to start creating the cases. Those cases will be shipped to the printing company where they can start creating the final covers. Once those are made they will be shipped to my fulfillment company and made ready to ship. At that point I can go ahead and relaunch my site and start taking orders again. As you can see I really am at the final steps. With this loan I will be in business hopefully within 30 days. I have great credit. I am definitely capable of paying back this loan. Thank you for taking the time to read this. Hopefully you will believe in me and the success of the company.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359540

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359540	$5,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359540. Member loan 359540 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,833 / month
Current employer:	Rushmore Capital Inc	Debt-to-income ratio:	6.03%
Length of employment:	28 years	Location:	RIDGEFIELD PARK, NJ

Home town:
Current & past employers:	Rushmore Capital Inc, N/A
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

I applied for a personal loan to get a few personal things taken care of.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,442.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359543	$18,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359543. Member loan 359543 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	City of Southlake	Debt-to-income ratio:	17.43%
Length of employment:	4 years	Location:	Fort Worth, TX

Home town:	DFW
Current & past employers:	City of Southlake, City of Denton
Education:	University of Utah, University of North Texas

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off current credit card debt obtained during my time at the University of North Texas four years ago pursuing my masters degree, so that I could support my young family at the time. My goal is to be debt-free as quickly as possible. My financial situation: I am a good candidate for this loan because while I am able to currently pay my credit cards, I am not making a big enough dent in the actual balances to really make a difference. Using Lending Club, I will be able to pay these down more quickly. Now that I am in a great job making good money my intention is to pay quite a bit more than the minimum every month. It is unlikely it will take me the full balance of time to pay off this loan. I am currently working in local government where I make a decent income for someone my age and I would like to take advantage of this opportunity to pay off the debt I incurred while trying to reach this professional goal. I have no accounts delinquent and have never fell into the red with any of my creditors. I know I would make an excellent investment for LendingClub Investors. Below are the balances of my current cards. I would like to note that all of this debt was on one card a two years ago, but I transferred it to many no-interest/low-interest cards to try and put a bigger dent in the balance. Now many of the promotional APR offers have expired on those cards and the rates have gone way up. 1. Bank of America American Express - $8,272 @ 10% 2. Chase Visa - $2,550 @ 19% 3. Chase Mastercard - $6,300 @ 13% 4. Discover Card - $6,075 @ 15% 5. Citi Bank - $1,237 @ 19% 6. REI Visa - $500 @ 19% Please let me know if you have any other questions.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,046.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359544

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359544	$8,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359544. Member loan 359544 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	ACE Dental Software	Debt-to-income ratio:	9.15%
Length of employment:	12 years	Location:	MARIETTA, GA

Home town:	Blue Ridge
Current & past employers:	ACE Dental Software, Towne and Country Furniture
Education:	Cleveland State Community College

This borrower member posted the following loan description, which has not been verified:

Consolidating debt is what this loan is being used for. Those debts are: Personal Training School Training Certifications Vehicle repairs Tires Dental Work I have perfect credit and will always do what necessary to keep it that way. It's the way I was raised. You pay the debts you owe. Consolidating my debt will allow me to focus on making additional income through my training, instead of worrying about making multiple payments. I have perfect credit for a reason and I thank you for your investment in me!

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,725.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359571	$22,000	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359571. Member loan 359571 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Sliced Bread	Debt-to-income ratio:	22.33%
Length of employment:	3 years	Location:	buffalo, NY

Home town:	Silver Creek
Current & past employers:	Sliced Bread, Citigroup, US Army, Maywalt Realty
Education:	Houghton College, Indiana Wesleyan University, silver creek central school

This borrower member posted the following loan description, which has not been verified:

I already have a decent sized business going (I sold $600,000 worth of DVD's last year), but am always looking for more financing as the more money I have to purchase inventory with the more I can make in any given year. I have been a powerseller on eBay for over 2 years at this point (my eBay name is AuroraLove5, and my Amazon name is bkp3725). I have never been late on a single payment, and aside from having a steady home based business I work at Citigroup in NY making a good chunk of change there too in case DVD's slow down (just got out of the army and I am thrilled to be back in the states). My credit card debt level fluctuates DRAMATICALLY from month to month (I only buy when things are on sale, and I pay everything off as soon as they sell - always within 3 months), which makes conventional financing hard, which is why this seems to be the best solution for me. If you have any questions please feel free to email me at RogerFarney@Hotmail.com. Thank you for your consideration. Roger Farney (By the way, my wife's loan is actually on the front page of lendingclub.com towards the bottom, we are current on that loan, and looking to expand further in case you were wondering) http://members.ebay.com/ws/eBayISAPI.dll?ViewUserPage&userid=auroralove5 (eBay about me page, you can browse my auctions from there as well)

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	2
Revolving Credit Balance:	$22,341.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359583	$9,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359583. Member loan 359583 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,333 / month
Current employer:	metropolitan museum of art	Debt-to-income ratio:	21.38%
Length of employment:	6 years 5 months	Location:	Forest Hills, NY

Home town:	bucharest
Current & past employers:	metropolitan museum of art, sculpture house casting
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

In august my daughter got married: she moved out I'm a widower so I decided I do not need such a big house so I put it up for sale except every would be buyer complains about the bathroom which although nice, clean and useful could use a face-lift...

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,649.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359589

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359589	$11,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359589. Member loan 359589 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Equity Gas	Debt-to-income ratio:	1.24%
Length of employment:	16 years 5 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Equity Gas
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

This loan will be used to payoff American Express for charges that were related to medical and dental expenses. I had called American Express to approve these charges for Flex Pay (monthly payoff) and the approval was given. For some reason, American Express did not transfer charges as requested and before I realized the mistake sixty days had passed. At this point, American Express requested the full amount. They did have conversations on file but refused to budge so I need to pay the balance off. I have always had good credit and have been proud of this. I want to maintain this status.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,538.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359597

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359597	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359597. Member loan 359597 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,600 / month
Current employer:	SoTec Communication	Debt-to-income ratio:	11.57%
Length of employment:	2 years	Location:	LA FERIA, TX

Home town:	Brownsville
Current & past employers:	SoTec Communication, Asurion, Best Buy Co. Inc.
Education:	The University of Texas at Brownsville, Texas Bible College, Texas A & M University at Kingsville

This borrower member posted the following loan description, which has not been verified:

Starting a VOIP telecommunication company

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	25
Revolving Credit Balance:	$13,231.00	Public Records On File:	0
Revolving Line Utilization:	19.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359600

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359600	$15,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359600. Member loan 359600 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$29,167 / month
Current employer:	Fluid Surf II, Inc	Debt-to-income ratio:	5.86%
Length of employment:	1 year 3 months	Location:	San Clemente, CA

Home town:	San Clemente
Current & past employers:	Fluid Surf II, Inc
Education:	Humboldt State University, ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

We are a small surf shop in San Clemente, Ca fortunate enough to be the only option in an exclusive community. The shop has successfully been in existence for over 6 years, and my wife and I have owned it for over 1 year and 3 months. We would like to obtain a loan to expand the products that we offer to our customers, and to cover certain working expenses until our busy holiday season.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,073.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359672

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359672	$10,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359672. Member loan 359672 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Mass Eye and Ear Infirmary	Debt-to-income ratio:	22.63%
Length of employment:	18 years	Location:	BUZZARDS BAY, MA

Home town:	boston
Current & past employers:	Mass Eye and Ear Infirmary
Education:

This borrower member posted the following loan description, which has not been verified:

eliminate several credit cards at high interest rates

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,655.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359689

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359689	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359689. Member loan 359689 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Triton College	Debt-to-income ratio:	19.30%
Length of employment:	2 years 2 months	Location:	Franklin Park, IL

Home town:
Current & past employers:	Triton College
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will be used to consolidate some low amount credit card loans to make it one payment.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,680.00	Public Records On File:	1
Revolving Line Utilization:	25.20%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359696	$6,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359696. Member loan 359696 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:	Fortis Bank	Debt-to-income ratio:	3.64%
Length of employment:	2 years 3 months	Location:	Long Island City, NY

Home town:	Rochester Hills
Current & past employers:	Fortis Bank, JPMorgan Chase & Co.
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I have a very close friend who is going through a divorce (married 2 years - just informed me as I stood up in his wedding) and is unable to access majority of his assets under his circumstance. He also does not have the funds available to get what he needs done properly. He cannot and would not like to put his name or take out any loans on paper during this period of time for several reasons. I am a banker in NYC and its getting close to the end of the year. I would like to / and need to help him, however as it nears the end of each year free cash flow runs tight and credit card balances add up. I will be receiving my YE'2008 bonus within the next 3 months at which point I will be able to repay all credit cards and other debts. He cannot wait for my help until then. I am hoping that this will get funded quickly and I can then lend the money to him under which he will pay myself back under our own agreement as I will have the ability to repay this much easier and sooner. My credit at this time of the year goes down only due to increased debt balances of which get 100% repaid in full at the beginning of every year (for the past 5 years) at which point credit score is restored. My salary and bonus are roughly 50/50% of my income. Even under the circumstances of today's financial market, our team has done extremely well and there is no reason this year will be different than any of the previous years. I figure I could of made up another reason for needing the money, however this is the honest truth and I would like to be able to help him as soon as possible. If I needed to post some collateral -- I could (maybe a watch) Thanks much.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,753.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359706

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359706	$24,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359706. Member loan 359706 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Global Basecamps	Debt-to-income ratio:	21.69%
Length of employment:	2 years 6 months	Location:	Encinitas, CA

Home town:
Current & past employers:	Global Basecamps, Pacific Gas & Electric
Education:	University of Virginia (UVA) - Masters of Science, University of Delaware - Bachelor of Science

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to design and develop a new website and marketing campaign for a new product line for a small travel business. My financial situation: I am a good candidate for this loan because I am currently an owner in a travel company which has a proven sales history and has established ourselves in a very rapidly growing travel niche. We are looking to expand our business through the development of a new website and marketing strategy. Since we have been reinvesting all profits back into the company I currently do not have the capital at hand to launch this new site, which is why I am looking to the Lending Club community to help!

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,462.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359707

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359707	$25,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359707. Member loan 359707 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,217 / month
Current employer:	Self Employed	Debt-to-income ratio:	24.52%
Length of employment:	1 year	Location:	Manchester, MI

Home town:	Ann Arbor
Current & past employers:	Self Employed
Education:	Dallas Community College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off the balance of a note due to the seller of well collateralized buisness. Monies will go directly to the note holder.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$145,032.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359708	$9,925	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359708. Member loan 359708 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,792 / month
Current employer:	GTSI	Debt-to-income ratio:	12.92%
Length of employment:	3 years	Location:	Fairfax, VA

Home town:	India
Current & past employers:	GTSI, UNIMIND Software Solutions Inc
Education:	University of Memphis

This borrower member posted the following loan description, which has not been verified:

Hi, This is my first loan through Lending Club. I am buying a land as a Investment and it is coming at a bargain price. I need some 10,000 dollars more for immediate downpayment. My Monthly salary after taxes is 5200 along with my wife earning 3300. So I will pay back the loan in 2/3 months. Frankly most of my money is struck in the Stock Markets.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,845.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359711

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359711	$3,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359711. Member loan 359711 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	17.08%
Length of employment:	n/a	Location:	GWYNN OAK, MD

Home town:	Baltimore
Current & past employers:	Korn Consulting Group , New York
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

I have to have major work done on my teeth and need these funds to cover part of the bill.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	20
Revolving Credit Balance:	$151.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 359716

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359716	$15,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359716. Member loan 359716 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	American Contract Mfg	Debt-to-income ratio:	11.56%
Length of employment:	14 years	Location:	CAMARILLO, CA

Home town:	Canoga Park
Current & past employers:	American Contract Mfg, Saco MFG Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am interested funding to purchase some inventory and equipment for a internet business I have been working on and selling some products over the last 2 years. It has been a second source of income for me.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	12
Revolving Credit Balance:	$13,706.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359721

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359721	$25,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359721. Member loan 359721 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	MR Carpenting	Debt-to-income ratio:	9.44%
Length of employment:	12 years 6 months	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	MR Carpenting
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to expand the carpenting business that I have been successully running for the last 12 years.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,560.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359727

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359727	$6,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359727. Member loan 359727 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Precision Steel Mfg. Corp.	Debt-to-income ratio:	10.69%
Length of employment:	9 years 6 months	Location:	Roanoke, VA

Home town:	Salem
Current & past employers:	Precision Steel Mfg. Corp., Kovatch Mobile Equipment
Education:	Virginia Western Community College

This borrower member posted the following loan description, which has not been verified:

I currently have a loan with a bank at a high interest rate. I feel like I'm not making any headway as a fairly large percentage of my monthly payment is going towards the interest and not towards the priciple. I am asking for this loan so that I can refinance at a lower rate. Thank you for your concideration.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,774.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359730

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359730	$9,250	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359730. Member loan 359730 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,383 / month
Current employer:	Breaking Free Inc	Debt-to-income ratio:	24.17%
Length of employment:	4 years	Location:	WESTMONT, IL

Home town:	Joliet
Current & past employers:	Breaking Free Inc
Education:	Valparaiso University

This borrower member posted the following loan description, which has not been verified:

We would like to use this loan for our wedding costs. Most of this loan should be paid back after the wedding in Oct. 2009. Thanks again

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$967.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 359736

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359736	$16,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359736. Member loan 359736 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	RHD INC	Debt-to-income ratio:	16.69%
Length of employment:	2 years 8 months	Location:	PHILADELPHIA, PA

Home town:	Philadelphia
Current & past employers:	RHD INC, Compucom Systems Inc
Education:	Penn State

This borrower member posted the following loan description, which has not been verified:

Looking to Consolidate All credit card debt.. Never late on any payments for the past 10+ years. Just want to write one check instead of 10.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,516.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 359757

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359757	$20,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359757. Member loan 359757 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Stanley Associates	Debt-to-income ratio:	12.39%
Length of employment:	2 years 5 months	Location:	Clinton, MD

Home town:	Washington
Current & past employers:	Stanley Associates, HMSHost
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used as capital towards the purchase of an Edible Arrangements franchise. I have already done all the research on the franchise and it offers an excellent product and terrific franchisee support. Their growth has been exponential over the last four (4) years. To date, none of the franchises have ceased operations. Edible Arrangements has availability to develop a store in Washington, DC or McLean, VA. I am in line for either of the stores, if I can provide proof of $50,000 capital. I have $30,000 of my own funds and need another $20,000 so I can move forward. My financial situation: I am a good candidate for this loan because I am committed to (paying) my obligations. I have always held steady employment. I do not have experience in this particular industry, which is why I chose to move forward with a franchise for that added expertise and support. I have eight years of HR experience, and my daughter, which will manage the day-to-day operations of the Edible Arrangements store, has HR experience and a degree in Business Administration. I will keep my full-time day job. That way I can keep a steady flow of income coming in.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	15
Revolving Credit Balance:	$13,335.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359786

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359786	$5,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359786. Member loan 359786 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,751 / month
Current employer:	Partners Healthcare	Debt-to-income ratio:	2.40%
Length of employment:	1 year 2 months	Location:	BOSTON, MA

Home town:	Royal Oak
Current & past employers:	Partners Healthcare, Mass General Hospital
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt into one payment.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,411.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359895

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359895	$8,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359895. Member loan 359895 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	KELLY'S	Debt-to-income ratio:	3.26%
Length of employment:	4 years	Location:	ELK GROVE, CA

Home town:	REDWOOD CITY
Current & past employers:	KELLY'S, BUILDNET
Education:	WESTERN CAREER COLLEGE

This borrower member posted the following loan description, which has not been verified:

need about 8500.00 to redo my living room and kitchen floor

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$586.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359903	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359903. Member loan 359903 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	7.93%
Length of employment:	n/a	Location:	Tarzana, CA

Home town:
Current & past employers:
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Hi, I am requesting this loan to refinance my business loan at a lower rate. I have been in business for more then 7 yrs and have excellent personal and business credit. I have never had a default and most likely the loan will be paid off in few months since i am expecting to get a good share of my investment into different business when its sold in few months. Thanks

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$86,429.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359905

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359905	$15,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359905. Member loan 359905 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Paul, Hastings, Janofsky & Walker LLP	Debt-to-income ratio:	12.61%
Length of employment:	8 months	Location:	Los Angeles, CA

Home town:	Glendale
Current & past employers:	Paul, Hastings, Janofsky & Walker LLP
Education:	Harvard Law School, Yale University

This borrower member posted the following loan description, which has not been verified:

My dad doesn't have health insurance and needs to pay for cataract surgery next month. He has no savings and so I'm going to pay for his surgery. Also, I recently learned that I need at least 2-3 root canals (ouch), in addition to several fillings. I'll be using any leftover to pay down a credit card at 19%. Last year, to help my sister out, I transferred all of her credit debt onto my credit cards (via 0% BT offers). This is why my credit score isn't better. I have been very focused and committed to paying down my debt obligations; I live simply; and my job is secure. Thanks everyone!

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,055.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359906	$7,200	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359906. Member loan 359906 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	DolGenCorp,Inc	Debt-to-income ratio:	12.80%
Length of employment:	3 years 2 months	Location:	Chester, MD

Home town:	Chester
Current & past employers:	DolGenCorp,Inc
Education:	Anne Arundel Community College, Ashworth University, Vermont College of Norwich Unversity

This borrower member posted the following loan description, which has not been verified:

In July 2007, my brother was murdered. For months after, I kept remembering something he said to me "complete your dreams". Three months later I enrolled in college and was able to complete the last two years of school in 15 months. I am graduating in December with a 3.87 GPA (BA Psychology). Recently I was accepted to a college in Washington D.C. one of the few that are recognized by the APA - My dream is to complete my Master's in Psychology in a year and continue on for my Psy.D. I want to become a license Psychologist. I have been paying off credit cards, I was canceling them, but was told not to, becase this could lower my credit score. So now I pay them off and cut them up. I will also use this loan to cover expenses, not paid for by financial aid and scholarships. Having all my bills consolidated into one monthly payment will help me pay them off faster and allow me to add to my savings for school. Expenses are: $600 mortgage (my brother left me his house) utilities/gas/ electric $400.00 - CC $100.00 ( I apply more than minimum due). I due have a small savings, and a 401 K - I do take my financial obligations seriously and make sure that all are paid before due. I make 33,000 a year plus bonuses. Thank you in advance for looking at this. Any help given will be very appreciated.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	12
Revolving Credit Balance:	$6,793.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359962

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359962	$16,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359962. Member loan 359962 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	financial applications	Debt-to-income ratio:	1.57%
Length of employment:	24 years	Location:	RIDGELAND, MS

Home town:	Jackson
Current & past employers:	financial applications, u.p.s.
Education:	Hinds Community College

This borrower member posted the following loan description, which has not been verified:

To purchase: 1. home appliances 2. electronics 3. car repairs

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$220.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 359970

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359970	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359970. Member loan 359970 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,958 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	7.02%
Length of employment:	8 years 11 months	Location:	Wenonah, NJ

Home town:
Current & past employers:	Thomson Reuters, Comcast Corp., RadPharm, Inc
Education:	Gloucester County College, Camden County College, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Hi, I am seeking a loan to payoff the outstanding balance of a 401k loan through my company. This loan was used to purchase our property and consolidate debt. I didn't realize it at the time, but I am not allowed to make advanced, partial payments to this loan; my only repayment options are to continue paying the monthly amount for the remainder of the term, or make a single payment for the outstanding balance. Had I know ahead of time, I would never have considered accepting the loan. As I have been making payments on this loan for over a year now, and the original term is 5 years, my balance has been reduced significantly. With a $20,000 loan at the same rate I'm paying now, I would be able to pay off the remaining balance and my loan payment would be reduced by almost half. Please note that I will only consider offers for loans which allow advanced payments. My income is rather significant, and, as I alluded to above, my plan was always to make advanced payments to the original loan. The LendingClub system only allows me to enter one current employer; I am currently work for both ThomsonReuters and for Comcast. I can provide paystubs to assist in income verification. I hope you will consider my request and view it in light of my income and the fact that the new payment amount would be much less than what I am currently paying. Thanks for your consideration. Sincerely, Michael Wilson

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	32
Revolving Credit Balance:	$61,977.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359972

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359972	$18,200	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359972. Member loan 359972 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Rabobank N A	Debt-to-income ratio:	20.46%
Length of employment:	16 years	Location:	BAKERSFIELD, CA

Home town:	Bakersfield
Current & past employers:	Rabobank N A, Wendys
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

The money will be used to pay off credit card and personal loan debts. I have just finished school and received a promotion. The interest rates have become quite high.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359981

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359981	$7,900	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359981. Member loan 359981 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,260 / month
Current employer:	Acquity Group	Debt-to-income ratio:	3.70%
Length of employment:	3 years 2 months	Location:	lenexa, KS

Home town:	Lee Summit
Current & past employers:	Acquity Group
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

We as a family have been working very hard to pay off the high interest credit card debts and we are now down to 1 big credit card at a high interest rate that we would like to convert to a lower percentage to pay it off quicker. We are a family of 4, Me, my spouse, 1 little girl and 1 little boy. We pay all of our bills on time and hence we feel this site is a good place for us to get help to pay off our debt sooner.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	15
Revolving Credit Balance:	$18,043.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359997

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359997	$9,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359997. Member loan 359997 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Homemaker	Debt-to-income ratio:	7.70%
Length of employment:	n/a	Location:	Suwanee, GA

Home town:
Current & past employers:	Homemaker
Education:

This borrower member posted the following loan description, which has not been verified:

I'd like to help my son out. He couldn't get his education covered for this upcoming third year of his pre-med education. He shadows a surgeon when he isn't in school, so he doesn't work. This loan will go towards his education, books and transportation.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360007

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360007	$9,600	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360007. Member loan 360007 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,958 / month
Current employer:	SOUTHER CALIFORNIA GRAPHICS CORP	Debt-to-income ratio:	11.97%
Length of employment:	6 years 4 months	Location:	LOS ANGELES, CA

Home town:	Los Angeles
Current & past employers:	SOUTHER CALIFORNIA GRAPHICS CORP, Domino's Pizza
Education:	Escuela Hotelera de San Juan

This borrower member posted the following loan description, which has not been verified:

THESSE LOAN WILL BE USE TO PAID OF THOSE CREDIT CARDS MY PLANS ARE TO PAID THEM AND JUST MAKE ONE PAYMENT TO LENDING CLUB MEMBERS

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	48
Revolving Credit Balance:	$2,642.00	Public Records On File:	1
Revolving Line Utilization:	27.90%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360016	$24,000	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360016. Member loan 360016 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,483 / month
Current employer:	Macquarie Holdings	Debt-to-income ratio:	12.70%
Length of employment:	5 years	Location:	KISSIMMEE, FL

Home town:	Frederick
Current & past employers:	Macquarie Holdings
Education:	Liberty University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan is to pay off my credit card debt. My financial situation: I am a worthy borrower with good credit rating (712), income level, and payment history. I have been employed with the same company for 5 years and my salary is $170,000 annually, not including bonuses. Additionally, I have $2,400 in rental income from an investment property. I had a Prosper loan in December 2006 that I paid off in 14 months. Thank you in advance for your assistance in helping me comsolidate some debt and cancel some credit cards.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,099.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 360027

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360027	$9,600	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360027. Member loan 360027 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,319 / month
Current employer:	United States Army	Debt-to-income ratio:	13.97%
Length of employment:	5 years 9 months	Location:	Federal Way, WA

Home town:	St. Louis
Current & past employers:	United States Army, 1st Special Forces Group, Fort Lewis, WA
Education:	Central Missouri State University

This borrower member posted the following loan description, which has not been verified:

Seeking financing for a business registration and licensing. I'm a commodities trader. I own a Limited Liability Company in the state of Washington, through which I trade commodities (mainly foreign currency exchange). I'm working toward becoming a Commodity Trading Advisor, requiring registration with the federal regulatory bodies of the CFTC and NFA. This is will allow me to trade clients accounts at our brokerage. Additionally, I'll need to construct a website to manage client profiles and registration with my business. Becoming an advisor wasn't something I was interested in when I got started trading, but I've been encouraged by my friends and family who are interested in the opportunity to invest with me.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360035

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360035	$4,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360035. Member loan 360035 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	hillstone	Debt-to-income ratio:	2.80%
Length of employment:	2 years	Location:	new orleans, LA

Home town:	new haven
Current & past employers:	hillstone
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

I need the loan to pay some outstanding medical bills related to a car accident. I am currently pursuing a settlement related to the accident from Allstate insurance and expect a payment within the next couple of years. However, I would like to pay the bills off as soon as possible and not wait.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,746.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360080	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360080. Member loan 360080 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Celtic Marketing	Debt-to-income ratio:	6.93%
Length of employment:	2 months	Location:	HOPKINS, MN

Home town:	Toledo
Current & past employers:	Celtic Marketing, KemperSports Management, Bruno Event Team
Education:	Miami University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit card debt that I accumulated after some life changing events.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	18
Revolving Credit Balance:	$26,610.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360127

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360127	$2,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360127. Member loan 360127 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	bj grans salon and spa	Debt-to-income ratio:	20.90%
Length of employment:	1 year 6 months	Location:	newton, IL

Home town:	Newton
Current & past employers:	bj grans salon and spa, bj grand salon and spa
Education:	Lake Land College

This borrower member posted the following loan description, which has not been verified:

i am looking for this amount of money for the purpose of court cost for a divorce

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	45
Revolving Credit Balance:	$310.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360144

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360144	$7,750	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360144. Member loan 360144 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Self Employed	Debt-to-income ratio:	1.60%
Length of employment:	4 years	Location:	COLFAX, CA

Home town:	Roseville
Current & past employers:	Self Employed, Cogswell Polytechnical College
Education:	Cogswell Polytechnical College

This borrower member posted the following loan description, which has not been verified:

Major purchase

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$776.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360163

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360163	$20,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360163. Member loan 360163 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Toolpro	Debt-to-income ratio:	1.14%
Length of employment:	21 years 10 months	Location:	los banos, CA

Home town:	los banos
Current & past employers:	Toolpro, Woods Fruit company
Education:	Stanilaus state school

This borrower member posted the following loan description, which has not been verified:

Business loan for our tool business.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,999.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360168	$25,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360168. Member loan 360168 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	thunder valley casino	Debt-to-income ratio:	24.16%
Length of employment:	9 years 7 months	Location:	sacramento, CA

Home town:	sacramento
Current & past employers:	thunder valley casino
Education:

This borrower member posted the following loan description, which has not been verified:

i need to get a low rate loan so i can pay off all mt high rate credit cards. Please help!!!

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,071.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359899	$18,250	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359899. Member loan 359899 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	fleet	Debt-to-income ratio:	21.92%
Length of employment:	2 years	Location:	NEW CASTLE, DE

Home town:	columbus
Current & past employers:	fleet, wal-mart distribution center, jb hunt and air products
Education:	del tech community college

This borrower member posted the following loan description, which has not been verified:

I would like to used the money to help fix up the home that I live with my mother. Things like a new roof, windows, and rear door.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,042.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360177

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360177	$3,000	16.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360177. Member loan 360177 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	QUEST DIAGNOSTICS	Debt-to-income ratio:	0.00%
Length of employment:	2 years 4 months	Location:	BOYNTON BEACH, FL

Home town:	146 sw 6th ave
Current & past employers:	QUEST DIAGNOSTICS, ALL MEDICAL PERSONAL
Education:	South University at West Palm Beach

This borrower member posted the following loan description, which has not been verified:

my dad's mom just pass a way,and my dad is not working. so it is an obligation to help because my dad was her only child. getting this loan will mean a lot to me. i thank you an advance.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	41
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360198	$25,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360198. Member loan 360198 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self-employed	Debt-to-income ratio:	20.58%
Length of employment:	1 year 2 months	Location:	Maple Shade, NJ

Home town:	Maple Shade
Current & past employers:	Self-employed, Kuk Enterprises, LLC/DBA LaCucina at The Bellevue
Education:	Drexel University

This borrower member posted the following loan description, which has not been verified:

Working capital to grow current business. Looking to add breakfast to current menu to increase revenue.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,189.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360211

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360211	$25,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360211. Member loan 360211 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Birch Mountain	Debt-to-income ratio:	14.76%
Length of employment:	30 years 6 months	Location:	Thurman, NY

Home town:	Milwaukee
Current & past employers:	Birch Mountain, Jo JO's Restaurants, Inc
Education:	Palmer College/ Scott CC

This borrower member posted the following loan description, which has not been verified:

I own and operate a 230 acre retreat center in the Adirondack Park in upstate NY. I have developed an energy medicine program (The HEAL Process) which has been very successful in helping many people heal all kinds of health issues. Several years ago I became aware of an energy device that is demonstrating great promise in aiding the healing of the physical body. My clients have been experimenting with it and achieving excellent results. The seller has hundreds of testimonials claiming that the device has cured the user?s cancer and other health issues. The owner of the device is now in his mid 80's and wants to sell his business to me. He has many people wanting to buy him out and offering large amounts of money, yet he chose me. He loves my dedication and healing work and is more interested in making sure that the device is passed onto the right person than receiving more money. I recently incorporated a not-for-profit company---Meta-Energy Medicine and have a contract to purchase with the seller giving me until December 12th to close the deal---I need to raise $25,000.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,446.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360222

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360222	$10,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360222. Member loan 360222 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,417 / month
Current employer:	S2 Communications	Debt-to-income ratio:	0.64%
Length of employment:	4 years	Location:	Alameda, CA

Home town:	Alameda
Current & past employers:	S2 Communications
Education:	Diablo Valley College

This borrower member posted the following loan description, which has not been verified:

Hi There! I started a successful business out of High School providing low cost IT Consulting to small and medium businesses. I have grown my business to 25 employees and have almost reached my goal of netting $1m in sales. Every dime I make goes back into the business. We offer flexible payment terms to our customers and I use almost NO debt to run the business. We are moving into a new building and need $10k to cover the expenses of leasing this new facility. While we could use cash for this, it would be easier to conserve cash for the day to day operations of the business and borrow the funds to pay back in 24 months.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	39
Revolving Credit Balance:	$1,527.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360230	$7,800	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360230. Member loan 360230 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Inland Real Estate Group Inc.	Debt-to-income ratio:	11.50%
Length of employment:	34 years	Location:	Wheaton, IL

Home town:	Chicago
Current & past employers:	Inland Real Estate Group Inc., National Foods store
Education:

This borrower member posted the following loan description, which has not been verified:

To purchase 30 hours of real estate investment education which includes for free a second student (partner). This college is taught by successfully proven real estate investors that have succeeded in very specific categories of real estate investment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,081.00	Public Records On File:	1
Revolving Line Utilization:	87.80%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360242

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360242	$17,275	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360242. Member loan 360242 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,625 / month
Current employer:	Fox Hill Country Club	Debt-to-income ratio:	21.63%
Length of employment:	8 years	Location:	PITTSTON, PA

Home town:	Scranton
Current & past employers:	Fox Hill Country Club, Glen Oak Country Club
Education:	LCCC

This borrower member posted the following loan description, which has not been verified:

The loan would be used to consolidate credit card debt and have one fixed payment per month instead of four

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,979.00	Public Records On File:	0
Revolving Line Utilization:	50.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360253

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360253	$10,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360253. Member loan 360253 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Timken Co.	Debt-to-income ratio:	4.32%
Length of employment:	72 years	Location:	CANTON, OH

Home town:	Dover
Current & past employers:	Timken Co.
Education:	Kent State University - Tuscarawas Campus

This borrower member posted the following loan description, which has not been verified:

Need to consolidate 2 cards into one payment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$49,421.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360268

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360268	$20,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360268. Member loan 360268 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,042 / month
Current employer:	La Casa de Don Pedro	Debt-to-income ratio:	2.72%
Length of employment:	10 years 5 months	Location:	newark, NJ

Home town:	guayama
Current & past employers:	La Casa de Don Pedro, Branch Brook School
Education:	Montclair Atate University

This borrower member posted the following loan description, which has not been verified:

I would like to have a loan to consolidate and give a down payment towards a property

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,273.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360287

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360287	$25,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360287. Member loan 360287 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Guaranteed Auto Credit	Debt-to-income ratio:	8.23%
Length of employment:	1 year 3 months	Location:	Del City, OK

Home town:
Current & past employers:	Guaranteed Auto Credit, Pratt Industries
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

This loan will be used to purchase a home to be used as a rental. The loan will more than cover the expense of the home purchase as well as $2000 in make-ready expenses. The remaining ballance will be used to create an emergency fund for unexpected expenses. Once the home is purchased and rented I will refinance the house and repay this loan in full. I have good credit and a stable job.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Posting Report Supplement No. 15 dated October 27, 2008